Exhibit 5

1001 Fourth Avenue, Suite 4500

Seattle, WA 98154

Tel 206.624.3600 Fax 206.389.1708

www.foxrothschild.com

November 20, 2019

Red Lion Hotels Corporation

1550 Market St, #350

Denver, CO 80202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Lion Hotels Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing of a Shelf Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, up to an aggregate offering price of $80,000,000: (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under the form of indenture filed as Exhibit 4.7 to the Registration Statement, as amended or supplemented from time to time (the “Indenture”); (iv) warrants to purchase Common Stock, Preferred Stock and Debt Securities or any combination of these securities (the “Warrants”); (v) rights to purchase Common Stock, Preferred Stock and Debt Securities or any combination of these securities (the “Rights”); and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined the Registration Statement and the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of all signatures on original documents, the legal capacity of all persons executing documents, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, the authenticity of the original of each such copy, the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. As to certain factual matters, we have relied upon certificates provided by officers and other representatives of the Company and have not sought to independently verify such matters.

This opinion is based solely on the Washington Business Corporation Act of the State of Washington (and solely with respect to the Debt Securities, the State of New York). We express no opinion as to the laws of any other jurisdiction. We are not providing any opinions as to compliance with any federal or state law, rule or regulation relating to securities or to the sale or issuance thereof. The opinions set forth above are rendered as of the date of this letter. We assume no obligation to update or supplement any of these opinions to reflect any changes of law or fact that may occur subsequent to the date hereof. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below.

Red Lion Hotels Corporation

November 20, 2019

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the prospectus forming a part of the Registration Statement and any and all prospectus supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws, (2) all requisite third-party consents necessary to issue the Common Stock, Preferred Stock, Debt Securities, Indenture, Warrants, Rights and Units have been obtained by the Company, (3) after the issuance of the Common Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as amended and then in effect, and (4) after the issuance of the Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation, as amended and then in effect.

1. With respect to shares of the Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) if certificated, certificates representing shares of the Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock, when (a) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Washington, and (b) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (a) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered either (i) in accordance with the Indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board

Red Lion Hotels Corporation

November 20, 2019

against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (b) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company.

5. With respect to the Rights, when (a) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (b) the certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Rights will be binding obligations of the Company.

6. With respect to the Units, when (a) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (b) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

The opinions expressed above, as they relate to the Debt Securities, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion as to the validity, binding effect and enforceability of provisions in the Indenture or the Warrants relating to the choice of forum for resolving disputes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Fox Rothschild L.L.P.

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